                              HILTON HOTELS CORPORATION

                  UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



    The unaudited pro forma condensed financial statements are based upon the historical consolidated financial statements of Hilton and Bally and should be read in conjunction with those consolidated financial statements and related notes.

    The unaudited pro forma condensed statements of income for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to (i) the acquisition of Bally applying the purchase method of accounting, and (ii) certain adjustments that are directly attributable to the merger and anticipated to have continuing impact, including certain estimated operational benefits and an assumed refinancing of Bally's existing indebtedness, as if such transactions were consummated as of January 1, 1995.

    The unaudited pro forma condensed balance sheet presents the combined financial position of Hilton and Bally as of September 30, 1996. The unaudited pro forma condensed balance sheet reflects (i) the acquisition of Bally applying the purchase method of accounting, and (ii) certain adjustments that are directly attributable to the merger, including the assumed refinancing of Bally's existing indebtedness. Such data further assume that the transactions described above were consummated as of September 30, 1996.

    The unaudited pro forma condensed financial statements have been prepared based upon currently available information and assumptions deemed appropriate by Hilton and may not be indicative of actual results, nor do such data purport to represent the results for future periods.

                              HILTON HOTELS CORPORATION
                  UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                       (in millions, except per share amounts)


                                                                         BALLY
                                                    HILTON HOTELS    ENTERTAINMENT     PRO FORMA    HILTON HOTELS
                                                     CORPORATION      CORPORATION       MERGER       CORPORATION
                                                      HISTORICAL     HISTORICAL (1)  ADJUSTMENTS    AS ADJUSTED
------------------------------------------------------------------   --------------  -----------   -------------
Revenue    Casino                                     $    340.3          697.0            -            1,037.3
           Rooms                                           475.5           70.9            -              546.4
           Food and beverage                               208.9           57.0            -              265.9
           Management and franchise fees                    92.7            -              -               92.7
           Other                                           165.4           49.5            -              214.9
           Operating income from
             unconsolidated affiliates                      70.6            -              -               70.6
           -------------------------------------------------------   --------------   -----------   -------------

                                                         1,353.4          874.4            -            2,227.8
------------------------------------------------------------------   --------------   -----------   -------------

Expenses   Casino                                          177.6          341.9            -              519.5
           Rooms                                           146.2           24.0            -              170.2
           Food and beverage                               177.7           50.3            -              228.0
           Other costs and expenses                        522.0          274.7           (8.5)(3)(4)     788.2
           Corporate expense                                37.0           14.2          (11.7)(3)         39.5
           -------------------------------------------------------   --------------   -----------   -------------

                                                         1,060.5          705.1          (20.2)         1,745.4
------------------------------------------------------------------   --------------   -----------   -------------

Operating income                                           292.9          169.3           20.2            482.4

           Interest and dividend income                     25.4           19.2            -               44.6
           Interest expense                                (55.2)         (98.8)          35.1 (5)(6)    (118.9)
           Interest expense, net, from
             unconsolidated affiliates                      (9.4)           -              -               (9.4)
------------------------------------------------------------------   --------------   -----------   -------------

Income from continuing operations before income taxes
  and minority interest                                    253.7           89.7           55.3            398.7
           Provision for income taxes                       99.9           31.0           29.6 (7)        160.5
           Minority interest, net                            3.5            4.5             .6 (8)          8.6
------------------------------------------------------------------   --------------   -----------   -------------

Income from continuing operations                     $    150.3           54.2           25.1            229.6
------------------------------------------------------------------   --------------   -----------   -------------
------------------------------------------------------------------   --------------   -----------   -------------

Income from continuing operations per share (2)       $      .77                                            .88
------------------------------------------------------------------                                  -------------
------------------------------------------------------------------                                  -------------

Average common and equivalent shares                       195.1                                          261.9
------------------------------------------------------------------                                  -------------
------------------------------------------------------------------                                  -------------


                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              HILTON HOTELS CORPORATION
                  UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         FOR THE YEAR ENDED DECEMBER 31, 1995
                       (in millions, except per share amounts)


                                                                         BALLY
                                                    HILTON HOTELS    ENTERTAINMENT     PRO FORMA    HILTON HOTELS
                                                     CORPORATION      CORPORATION       MERGER       CORPORATION
                                                      HISTORICAL     HISTORICAL (1)   ADJUSTMENTS    AS ADJUSTED
------------------------------------------------------------------   --------------   -----------   -------------
Revenue    Casino                                     $    511.0          789.9            -            1,300.9
           Rooms                                           587.2           87.5            -              674.7
           Food and beverage                               265.7           73.6            -              339.3
           Management and franchise fees                   100.5            -              -              100.5
           Other                                           125.4           59.2            -              184.6
           Operating income from
             unconsolidated affiliates                      59.6            -              -               59.6
           -------------------------------------------------------   --------------   -----------   -------------

                                                         1,649.4        1,010.2            -            2,659.6
------------------------------------------------------------------   --------------   -----------   -------------

Expenses   Casino                                          234.9          386.6            -              621.5
           Rooms                                           186.4           31.2            -              217.6
           Food and beverage                               229.4           65.5            -              294.9
           Other costs and expenses                        613.2          336.7          (10.8)(3)(4)     939.1
           Corporate expense                                31.9           17.1          (13.9)(3)         35.1
           -------------------------------------------------------   --------------   -----------   -------------

                                                         1,295.8          837.1          (24.7)         2,108.2
------------------------------------------------------------------   --------------   -----------   -------------

Operating income                                           353.6          173.1           24.7            551.4

           Interest and dividend income                     35.2           16.2            -               51.4
           Interest expense                                (93.5)        (132.4)          43.6 (5)(6)    (182.3)
           Interest expense, net, from
             unconsolidated affiliates                     (16.5)           -              -              (16.5)
           Property transactions                             1.5            -              -                1.5
------------------------------------------------------------------   --------------   -----------   -------------

Income from continuing operations before income taxes
   and minority interest                                   280.3           56.9           68.3            405.5
           Provision (benefit) for income taxes            102.6          (18.7)          37.3 (7)         121.2
           Minority interest, net                            4.9           (1.1)            .6 (8)          4.4
------------------------------------------------------------------   --------------   -----------   -------------

Income from continuing operations                     $    172.8           76.7           30.4            279.9
------------------------------------------------------------------   --------------   -----------   -------------
------------------------------------------------------------------   --------------   -----------   -------------

Income from continuing operations per share (2)       $      .89                                           1.07
------------------------------------------------------------------                                  -------------
------------------------------------------------------------------                                  -------------

Average common and equivalent shares                       194.1                                          260.9
------------------------------------------------------------------                                  -------------
------------------------------------------------------------------                                  -------------



                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              HILTON HOTELS CORPORATION
                     UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               AS OF SEPTEMBER 30, 1996
                                    (in millions)

                                                                         BALLY
                                                    HILTON HOTELS    ENTERTAINMENT     PRO FORMA    HILTON HOTELS
                                                     CORPORATION      CORPORATION       MERGER       CORPORATION
                                                      HISTORICAL     HISTORICAL (1)   ADJUSTMENTS    AS ADJUSTED
------------------------------------------------------------------   --------------   -----------   -------------
Assets           Current assets
                   Cash and equivalents               $    211.4          280.5            -              491.9
                   Temporary investments                    56.3            7.6            -               63.9
                   Deferred income taxes                    26.4           22.3          114.4 (14)       163.1
                   Other current assets                    315.7           70.8            -              386.5
                 ------------------------------------------------    --------------   -----------   -------------

                   Total current assets                    609.8          381.2          114.4          1,105.4

                 Investments                               590.0           20.9           (9.6)(9)        601.3
                 Property and equipment, net             1,757.1        1,255.1          967.4 (10)     3,979.6
                 Goodwill                                    6.4          121.7        1,151.3 (11)     1,279.4
                 Other assets                               56.1          108.9          (54.7)(12)       110.3
                 ------------------------------------------------    --------------   -----------   -------------

                   Total investments, property and
                     other assets                        2,409.6        1,506.6        2,054.4          5,970.6
                 ------------------------------------------------    --------------   -----------   -------------

                 Total assets                         $  3,019.4        1,887.8        2,168.8          7,076.0
-----------------------------------------------------------------    --------------   -----------   -------------
-----------------------------------------------------------------    --------------   -----------   -------------


Liabilities and  Current liabilities                  $    355.0          144.8          184.2 (13)       684.0
stockholders'    Long-term debt                          1,087.2        1,208.7          121.0 (5)      2,416.9
equity           Deferred income taxes                     125.0          170.6          377.3 (14)       672.9
                 Insurance reserves and other               60.1           51.9          (10.2)(8)        101.8
                 ------------------------------------------------    --------------   -----------   -------------

                   Total liabilities                     1,627.3        1,576.0          672.3          3,875.6

                 Stockholders' equity                    1,392.1          311.8        1,496.5 (15)     3,200.4
                 ------------------------------------------------    --------------   -----------   -------------

                 Total liabilities and
                  stockholders' equity                $  3,019.4        1,887.8        2,168.8          7,076.0
-----------------------------------------------------------------    --------------   -----------   -------------
-----------------------------------------------------------------    --------------   -----------   -------------



                                                  (FOOTNOTES ON FOLLOWING PAGES)

                             NOTES TO UNAUDITED PRO FORMA
                            CONDENSED FINANCIAL STATEMENTS


    The following table sets forth the determination and allocation of the purchase price based on a market value of $28.16 per share of Hilton Common Stock. This market value is based on the average of the quoted market price of Hilton Common Stock for three day periods both before and after the merger was announced.


                                                                                              (IN MILLIONS)
                                                                                              -------------
    Merger exchange of share (53.2 million shares of Bally Common Stock converted to Hilton Common Stock and 14.8 million shares of Bally
      PRIDES converted to Hilton PRIDES at a common stock equivalent
      ratio of .92 to one)...............................................................          $1,882.1
    Assumption of Bally debt.............................................................           1,222.1
    Transaction costs and expenses.......................................................              30.0
                                                                                                   --------
    Pro forma purchase price.............................................................          $3,134.2
                                                                                                   --------
                                                                                                   --------

The preliminary allocation of the pro forma purchase price is as follows:

    Land.................................................................................          $  462.7
    Buildings, vessels and furniture, fixtures and equipment.............................           1,759.8
    Goodwill.............................................................................           1,273.0
    Other, net...........................................................................            (361.3)
                                                                                                   --------
                                                                                                   $3,134.2
                                                                                                   --------
                                                                                                   --------

(1) There are no significant adjustments required to the historical financial data of Bally to conform to the accounting policies of Hilton. Certain reclassifications have been made to the historical amounts of Bally to conform the financial presentation of the two companies. Specifically, selling, general and administrative expenses and depreciation and amortization have been reclassified to other costs and expenses, and interest income has been reclassified from other revenue to interest and dividend income. Other reclassifications made to conform the financial presentation are not material to the unaudited pro forma condensed financial statements.
(2) Historical income from continuing operations per share of Hilton is presented after giving effect to the 4 for 1 stock split completed in September 1996. Pro forma income from continuing operations per share is computed on the basis of the combined weighted average number of shares of Hilton Common Stock and Hilton Common Stock equivalents after giving effect to the stock split and the issuance of shares to consummate the merger.
(3) To record certain estimated operational efficiencies derived from the historical cost of those items which are expected to be eliminated or reduced as a result of the merger. The elimination of duplicative corporate office and operational support functions is estimated to reduce other costs and expenses and corporate expense by $17.0 million and $11.7 million, respectively, for the nine months ended September 30, 1996, and to reduce other costs and expenses and corporate expense by $22.3 million and $13.9 million, respectively, for the year ended December 31, 1995.
(4) To adjust depreciation expense due to the revaluation and change in useful life of acquired property and equipment and adjust goodwill amortization resulting from the allocation of the purchase price of Bally. Depreciation expense is reduced $11.8 million for the nine months ended September 30, 1996 and $15.8 million for the year ended December 31, 1995. Goodwill amortization is increased $20.3 million for the nine months ended
     September 30, 1996 and $27.3 million for the year ended December 31, 1995. Goodwill is amortized over 40 years.

(5) Pro forma results and financial position are adjusted by an assumed refinancing of Bally debt as follows:
     (i)    Bally debt is adjusted to estimated fair market value; and
     (ii) Refinancing the balance of Bally debt, including refinancing costs, with available Hilton debt capacity under its revolving bank line-of-credit at an average floating rate of 5.94% for the nine months ended September 30, 1996 and 6.22% for the year ended December 31, 1995. Each 1/8 percent change in the floating rate on this refinancing would result in a change in interest expense of $1.3 million for the nine months ended September 30, 1996 and $1.8 million for the year ended December 31, 1995.
     The refinancing decreases interest expense by $34.7 million for the nine months ended September 30, 1996 and $42.5 million for the year ended December 31, 1995 due to lower interest rates.
(6) Interest expense is reduced $.4 million for the nine months ended September 30, 1996 and $1.1 million for the year ended December 31, 1995 due to the conversion of Bally's 8% Convertible Senior Subordinated Debentures due 2000.
(7) To record the tax effect of pro forma adjustments to depreciation expense, interest expense and cost reductions associated with estimated operational efficiencies. The amortization of goodwill is not deductible for tax purposes.
(8)  Adjustment to minority interest is attributable to the following:
     (i) The cancellation and conversion of the Series A Cumulative Exchangeable Preferred Stock of Bally's Casino, Inc. (the "Subsidiary Preferred Stock") into the right to receive shares of Bally Common Stock in connection with the merger of Bally's Casino, Inc. with and into Bally, and
     (ii)   The impact of the Bally debt refinancing.
(9)  To reduce an investment to the Company's estimate of fair market value.
(10) To increase Bally's property and equipment to estimated fair market value.
(11) To reflect the excess purchase price over fair value of net tangible assets acquired and liabilities assumed.
(12) The reduction in other assets reflects (i) deferred financing costs of Bally not valued due to the adjustment of debt to estimated fair market value (ii) the forgiveness of a tax-sharing receivable of Bally pursuant to the Merger Agreement and (iii) a reserve to reduce an asset to the Company's estimate of fair market value.
(13) The net increase in current liabilities reflects the accrual of severance, option buyout and other direct merger costs of Hilton and Bally.
(14) To record the deferred tax effect of the pro forma balance sheet adjustments, primarily related to property and equipment, refinancing costs, and estimated severance, option buyout and other direct merger costs.
(15) The net increase in stockholders' equity results from the following:
     (i) The issuance of one share of Hilton Common Stock (after giving effect to the stock split) for each share of Bally Common Stock outstanding after giving effect to the cancellation and conversion of the Subsidiary Preferred Stock into Bally Common Stock,
     (ii)   Hilton PRIDES issued in exchange for Bally PRIDES,
     (iii)  Costs to refinance Bally's debt, and
     (iv)   The elimination of Bally's historical net assets.